Second Quarter 2013 Earnings Presentation July 25, 2013 NASDAQ • TRS

Forward Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the second quarter 2013 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – Second Quarter Results • Continued investments in short and long-term growth and productivity programs; continue to adjust and refine for events • Record Q2 sales of approximately $378 million – up 12% compared to Q2 2012 – Results from bolt-on acquisitions adding to top-line – Investments in new products and higher growth markets generating results • Q2 2013 income(1) increased 20% and EPS(1) increased 13% – record quarter of EPS(1) of $0.69 • Short-term effects of bolt-on acquisitions – track record of successful acquisitions and synergy attainment • Continued focus on cash flow, working capital and leverage Investing in growth balanced with margin expansion activities. 4 (1) Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

Current Environment Headwinds • European downturn continues, although “stable” • New geographies take time and investment to penetrate • Overall industrial production flat to low growth • Growth and customers’ needs create upward pressure on working capital • Inflation in China • Lower level of drilling activity • Geography-specific events • Cost of non-U.S. diligence/acquisitions 5 No significant changes in environment – we continuously fine-tune strategies to more effectively respond to risks and opportunities. Tailwinds • New product sales across businesses • Aircraft build rates • Global investments in petrochemical plants and refineries • Growth in construction markets • Additional sales in Asia for multiple businesses • Global customers want global suppliers with local plants • Recent acquisitions performing to plan (six completed in 2013); solid pipeline • Relatively stable currencies; commodities softening

Growth focused on faster growing markets; following and aiding our customers. Growth Focused on “Bright Spots” 6 • New specialty dispensing and closure systems for consumer applications • Growth in Asian markets • Bolt-on acquisition synergies (Arminak and Innovative) • Continued branch ramp-up (U.S. and non-U.S. based) • Growth in specialty and engineered products • Pursuit of opportunities in Brazil; leverage CIFAL and GVT acquisitions • New aircraft development and production ramp-up • Expansion of product range for composite aircraft applications • Global sales expansion, including China • Recent acquisition of Martinic Engineering expands product offering • New cylinder applications (fire suppression, cell phone towers, mining, ISO small high pressure) • Export opportunities • Additional well-site content (electronics, gas compression products) • Natural gas compressor packaging and shale field opportunities • Geographic expansion into Brazil, Europe, South Africa and New Zealand • OEM wins for engineered, heavy duty trailer products • Thailand-based automotive OEM wins • Cargo management and towing products share gains at large retailers New Products New Geographies New Markets Market Share Gains Bolt-on Acquisitions

Acquisition Update – YTD 2013 Short-term margin impact of bolt-on acquisitions – track record of successful acquisitions and synergy attainment. . 7 Acquisition Date Location Segment Product Geography Customer January 14 Brazil Energy P P January 28 California Aerospace & Defense P P March 26 United Kingdom Energy P P P April 12 United Kingdom Cequent APEA P P P April 29 Thailand Energy P July 19 Germany Cequent APEA P P P Towing technology business assets

Financial Highlights

Second Quarter Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q2 2013	Q2 2012	% Chg
Revenue	$ 378.0	$ 338.4	11.7%
Operating Profit	$ 41.6	$ 43.2	-3.6%
Excl. Special Items [1], Operating Profit would have been:	*$ 43.6*	*$ 46.2*	*-5.5%*
Excl. Special Items [1], Operating Profit Margin would have been:	*11.5%*	*13.6%*	*-210 bps*
Income	$ 27.1	$ 17.2	57.8%
Income attributable to TriMas Corporation [1]	*$ 26.2*	*$ 16.7*	*57.2%*
Excl. Special Items [1], Income attributable to TriMas Corporation would have been:	*$ 27.6*	*$ 23.0*	*19.7%*
Diluted Earnings Per Share attributable to TriMas Corporation	$ 0.65	$ 0.44	47.7%
Excl. Special Items [1], Diluted Earnings Per Share attributable to TriMas Corporation would have been:	*$ 0.69*	*$ 0.61*	*13.1%*
Free Cash Flow [2]	$ 39.5	$ 19.3	*105.2%*
Total Debt	$ 480.7	$ 420.8	14.2%

- Sales increased 11.7% as compared to Q2 2012 – sales increased in five of six segments
  - Organic initiatives contributed more than 50% of growth
- Margin expansion in many of the legacy businesses
- Operating profit was negatively impacted by acquisition-related costs and costs related to facility consolidation and relocation projects
- Q2 income[1] and EPS[1] increased 19.7% and 13.1%, respectively, while absorbing costs related to acquisitions and taking into account 6% higher weighted average shares compared to Q2 2012
- Lower interest expense and a reduced tax rate had a positive effect

TRIMAS CORPORATION

(1) Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

9

Sales Bridge: Q2 2012 to Q2 2013

Legacy Businesses



$338.4M
Packaging
Energy
A&D
Eng. Comp
Norris
Arrow
Cequent
APEA
Cequent
Americas
Q2 2012
~ +625 Basis Points

LTM Acquisitions



Energy
A&D
Cequent
APEA
Cequent
Americas
$378.0M
~ +550 Basis Points
Q2 2013

- Record quarterly sales achieved Q2 2013
- More than 50% of sales increase driven by organic initiatives
- All businesses increased with the exception of Arrow Engine, resulting from lower drilling and well completion levels
- Packaging offerings led growth with significant customer and regional success
- Energy business network continues to experience significant growth

- Geographic expansion investment in Asia, South America and Europe
- Investing in customers and regions which enhance TriMas' relevance
- Cequent APEA acquisitions globalize the broad product offering and supports global customers

TriMas Corporation

10

Operating Profit Margin Bridge: Q2 2012 to Q2 2013

Legacy Businesses


Productivity
Economics
Manufacturing Inefficiencies
Engine Business
Growth Investment
16.2%
Q2 2012
~ -100 Basis Points

- Productivity gains offset economics, investments in growth and short-term manufacturing inefficiencies resulting from rapid growth
- Price increases essentially offset commodity inflation
- Packaging demonstrated margin expansion in all businesses to reach 25% operating profit margin for quarter
- Energy expanded legacy margins during the quarter
- Lean will drive future manufacturing efficiencies as adjustments are made to smaller lot sizes and short-cycle changes
- Margin decline at Arrow Engine due to lower fixed cost absorption and less favorable product mix

LTM Acquisitions


Purchase Accounting
Acquisition Diligence
Mix
14.2%
~ -100 Basis Points
Q2 2013

- Short-term effects of purchase accounting and integration costs addressed in coming year
- Mix will be addressed through synergies identified and Lean implementation
- Plan to increase the margins of acquisitions over time

TRIMAS CORPORATION

Note: Above reflects operating profit margin excluding Special Items and corporate expenses. "Special Items" and corporate expense for the period are provided in the Appendix.

11

Segment Highlights

Packaging Q2 2013 Results: • Sales increased primarily as a result of specialty systems product sales gains — Increased demand from North American and European dispensing customers, as well as additional business wins in Asia • Sales of industrial closures increased, due to increases in North America and additional market share gains in Europe • European market appears stable, but no signs of improvement • Operating profit increased primarily due to higher sales and ongoing productivity and automation initiatives, in both legacy and acquired businesses • Operating profit margin increased 150 basis points as compared to Q2 2012 (dollars in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets — Beverage, cosmetic, food, nutrition, personal care and pharmaceutical • Increase focus on Asian market and cultivate other geographic opportunities • Further integrate acquisitions into global sales network, while growing margins • Provide solutions focused on customer needs, differentiation and delivery speed • Increase low cost sourcing and leverage flexible manufacturing footprint • Ensure new products continue to have barriers to entry 13 Net Sales $70.7 $78.6 Q2 2012 Q2 2013 11.2% Operating Profit $16.6 $19.6 Q2 2012 Q2 2013 18.3%

Energy (dollars in millions) Q2 2013 Results: • Sales increased as a result of recent bolt-on acquisitions, sales into the engineering and construction market and increased sales generated by the European branches • Operating profit increased, while the related margin percentage decreased as the margin impact of higher sales and manufacturing productivity were more than offset by the effects of the acquisitions and higher SG&A in support of growth • Legacy business margins improved compared to Q2 2012 • Acquired assets of Tat Lee, a manufacturer and distributor of standard and specialty gaskets in Thailand, in April 2013 Key Initiatives: • Replicate U.S. branch strategy – expand business capabilities with major customers globally • Execute on growth and profitability initiatives in Brazil and other emerging markets • Increase sales of highly-engineered specialty products • Maximize supply chain for cost and delivery • Drive Lean initiatives to improve margins 14 Net Sales $47.2 $58.8 Q2 2012 Q2 2013 24.7% Operating Profit $4.4 $5.2 Q2 2012 Q2 2013 19.8%

Aerospace & Defense Key Initiatives: • Expand aerospace fastener product lines to increase content and applications per aircraft • Leverage positive end market trends including composite aircraft and robotic assembly • Capture incremental opportunities in emerging markets • Drive ongoing Lean initiatives to lower working capital and reduce costs • Continue to integrate Martinic Engineering; consider other complementary bolt-on acquisitions • Bid on new defense projects (dollars in millions) Q2 2013 Results: • Sales increased in the aerospace business primarily as a result of the acquisition of Martinic Engineering in Q1, which expands our content on aircraft • Defense business sales decreased as compared to Q2 2012 • Operating profit increased, while the related margin percentage decreased due to the effect of the acquisition, as well as new equipment and plant ramp-up costs in the aerospace business • Aircraft frame manufacturers continue to ramp-up build rates with growth in backlog 15 Net Sales $19.3 $23.7 Q2 2012 Q2 2013 22.8% Operating Profit $4.8 $5.5 Q2 2012 Q2 2013 14.5%

Engineered Components (dollars in millions) Key Initiatives: • Expand complementary product lines at well-sites and grow compression products – product diversification decreases cyclicality • Grow products to support the shift toward increased use of natural gas and production in shale formations • Expand cylinder business into new markets • Continue to expand product offering and geographies • Continue to improve working capital turnover Q2 2013 Results: • Sales of engines, compressors and other well-site content decreased due to reduced levels of drilling and well completions • Sales of industrial cylinders increased primarily due to market share gains both domestically and internationally, as well as new products • Operating profit and related margin declined due to decreased sales levels and lower fixed cost absorption in the engine business, partially offset by improvements in the industrial cylinder business 16 Net Sales $52.6 $50.0 Q2 2012 Q2 2013 -4.9% Operating Profit $8.6 $5.9 Q2 2012 Q2 2013 -31.5%

Cequent (APEA & Americas)







(dollars in millions)


Net Sales
$148.7
$166.8
12.2%
Q2 2012
Q2 2013
APEA
Americas
$28.6
$38.3
$120.1
$128.5


Operating Profit(1)
$20.5
$17.5
-14.5%
Q2 2012
Q2 2013
APEA
Americas
$3.6
$2.6
$16.9
$14.9

Q2 2013 Results:

- Sales in Americas increased primarily due to higher sales within the automotive OE, aftermarket and retail channels, as well as the July 2012 acquisition in Brazil
- Americas operating profit and margin[1] decreased as a result of a less favorable product sales mix and increased SG&A in support of growth initiatives
- APEA sales increased due to the acquisitions of Witter and Trail Com, as well as growth initiatives in Asia and South Africa
- APEA operating profit and margin[1] decreased as profit from higher sales volumes was offset by additional costs related to the acquisitions

Key Initiatives:

- Globalize full product line and strong brands for market share and cross-selling
- Expand sales in new growing geographies and support global customer needs
- Manage utilization of flexible manufacturing footprint in Thailand and Mexico
- Integrate opportunistic, bolt-on acquisitions to capture synergies and support global customers
- Utilize Lean to continue to reduce fixed costs and simplify the businesses for better customer service and operating effectiveness
- Continue to reduce working capital requirements

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TriMas Corporation

17

First Half 2013 Summary • Organic growth achieved through product innovation, geographic expansion and market share gains • Five bolt-on acquisitions in the first half – future synergies will deliver improved profitability and growth • Generated double-digit earnings growth and record EPS • Majority legacy businesses’ margins improving as a result of productivity and margin initiatives • Continuous productivity initiatives fund investments for long-term growth • Continued focus on margins, cash flow, working capital and leverage Continue momentum to drive positive results. 18

Outlook and Summary

2013 Outlook Reaffirmed Outlook as of 7/25/13 Comments Sales Growth 6% to 8% Recent acquisitions increase growth expectations to higher end of range Earnings Per Share, diluted(1) $2.15 to $2.25 Midpoint of 2013 EPS outlook represents a more than 19% increase as compared to 2012 Free Cash Flow(2) $40 to $50 million On track for year; seasonal FCF generation (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. 2013 outlook in line with our strategic aspirations, while effectively investing in future growth and productivity. 20

Strategic Aspirations Strategic aspirations are the foundation for the future. 21 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Optimize capital structure • Strive to be a great place to work

Questions & Answers

Appendix

First Half 2013 Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q2 YTD 2013	Q2 YTD 2012	% Chg
Revenue	$ 715.8	$ 636.0	12.5%
Operating Profit	$ 65.4	$ 71.9	-9.1%
Excl. Special Items [1], Operating Profit would have been:	*$ 73.2*	*$ 76.6*	*-4.4%*
Excl. Special Items [1], Operating Profit margin would have been:	*10.2%*	*12.0%*	*-180 bps*
Income	$ 41.1	$ 29.4	39.8%
Income attributable to TriMas Corporation [1]	*$ 39.4*	*$ 29.2*	*35.1%*
Excl. Special Items [1], Income attributable to TriMas Corporation would have been:	*$ 45.0*	*$ 36.7*	*22.7%*
Diluted earnings per share, attributable to TriMas Corporation	$ 0.99	$ 0.80	23.8%
Excl. Special Items [1], diluted earnings per share attributable to TriMas Corporation would have been:	*$ 1.13*	*$ 1.01*	*11.9%*
Free Cash Flow [2]	$ (12.4)	$ (31.5)	*fav*
Debt	$ 480.7	$ 420.8	14.2%

- Sales increased 12.5% as compared to YTD 2012 – sales increased in five of six segments
  - Investments in bolt-on acquisitions, new products and geographic expansion driving positive results
- Productivity efforts contributed to funding growth initiatives
- Operating profit was negatively impacted by acquisition-related costs and costs related to facility consolidation and relocation projects
- Income[1] and EPS[1] increased 22.7% and 11.9%, respectively, while absorbing costs related to acquisitions and taking into account higher weighted average shares compared to YTD 2012
- Lower interest expense and a reduced tax rate had a positive effect
- FCF and debt levels as expected

TRIMAS CORPORATION

(1) Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

24

Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	June 30, 2013	December 31, 2012
Assets		
Current assets:		
Cash and cash equivalents	$ 18,830	$ 20,580
Receivables, net	207,860	150,390
Inventories	246,060	238,020
Deferred income taxes	17,990	18,270
Prepaid expenses and other current assets	12,770	10,530
Total current assets	503,510	437,790
Property and equipment, net	200,330	185,030
Goodwill	285,360	270,940
Other intangibles, net	208,850	206,160
Other assets	41,270	31,040
Total assets	$ 1,239,320	$ 1,130,960
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 20,840	$ 14,370
Accounts payable	163,830	158,410
Accrued liabilities	74,120	74,420
Total current liabilities	258,790	247,200
Long-term debt	459,810	408,070
Deferred income taxes	65,160	60,370
Other long-term liabilities	87,140	84,960
Total liabilities	870,900	800,600
Redeemable noncontrolling interests	27,200	26,780
Total shareholders' equity	341,220	303,580
Total liabilities and shareholders' equity	$ 1,239,320	$ 1,130,960

TriMas Corporation

25

Capitalization

(Unaudited, dollars in thousands)

		June 30, 2013		December 31, 2012
Cash and Cash Equivalents	$	18,830	$	20,580
Credit Agreement		412,210		399,500
Receivables facility and other		68,440		22,940
		480,650		422,440
Total Debt	$	480,650	$	422,440
Key Ratios:				
Bank LTM EBITDA	$	193,040	$	191,710
Interest Coverage Ratio		7.89 x		5.68 x
Leverage Ratio		2.57 x		2.30 x
Bank Covenants:				
Minimum Interest Coverage Ratio		*3.00 x*		*3.00 x*
Maximum Leverage Ratio		*3.50 x*		*3.50 x*

As of June 30, 2013, TriMas had $198.1 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

26

Consolidated Statement of Income

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30, 2013	Three months ended June 30, 2012	Six months ended June 30, 2013	Six months ended June 30, 2012
Net sales	$ 378,030	$ 338,430	$ 715,810	$ 636,000
Cost of sales	(274,720)	(242,540)	(529,100)	(461,200)
Gross profit	103,310	95,890	186,710	174,800
Selling, general and administrative expenses	(61,670)	(52,710)	(121,320)	(103,180)
Net gain (loss) on dispositions of property and equipment	-	20	(10)	320
Operating profit	41,640	43,200	65,380	71,940
Other expense, net:				
Interest expense	(5,540)	(10,300)	(10,750)	(20,970)
Debt extinguishment costs	-	(6,560)	-	(6,560)
Other income (expense), net	300	(910)	(1,930)	(2,550)
Other expense, net	(5,240)	(17,770)	(12,680)	(30,080)
Income from continuing operations before income tax expense	36,400	25,430	52,700	41,860
Income tax expense	(9,300)	(8,260)	(11,560)	(12,440)
Income from continuing operations	27,100	17,170	41,140	29,420
Income from discontinued operations, net of income tax expense	700	-	700	-
Net income	27,800	17,170	41,840	29,420
Less: Net income attributable to noncontrolling interests	910	510	1,770	270
Net income attributable to TriMas Corporation	$ 26,890	$ 16,660	$ 40,070	$ 29,150
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.66	$ 0.45	$ 1.00	$ 0.81
Discontinued operations	0.02	-	0.02	-
Net income per share	$ 0.68	$ 0.45	$ 1.02	$ 0.81
Weighted average common shares - basic	39,425,471	37,345,026	39,330,125	35,968,646
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.65	$ 0.44	$ 0.99	$ 0.80
Discontinued operations	0.02	-	0.02	-
Net income per share	$ 0.67	$ 0.44	$ 1.01	$ 0.80
Weighted average common shares - diluted	39,886,593	37,694,221	39,790,349	36,421,387

TRIMAS CORPORATION

27

Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Six months ended June 30, 2013	Six months ended June 30, 2012
Cash Flows from Operating Activities:		
Net income	$ 41,840	$ 29,420
Adjustments to reconcile net income to net cash provided by (used for) operating activities, net of acquisition impact:		
(Gain) loss on dispositions of property and equipment	10	(320)
Depreciation	14,560	12,690
Amortization of intangible assets	10,230	9,180
Amortization of debt issue costs	870	1,600
Deferred income taxes	(3,470)	200
Debt extinguishment costs	-	6,560
Non-cash compensation expense	4,750	3,510
Excess tax benefits from stock based compensation	(1,180)	(2,130)
Increase in receivables	(54,460)	(41,630)
(Increase) decrease in inventories	1,320	(31,270)
Increase in prepaid expenses and other assets	(2,240)	(1,740)
Increase in accounts payable and accrued liabilities	2,320	8,470
Other, net	(1,010)	580
Net cash provided by (used for) operating activities, net of acquisition impact	13,540	(4,880)
Cash Flows from Investing Activities:		
Capital expenditures	(25,920)	(26,640)
Acquisition of businesses, net of cash acquired	(46,610)	(61,820)
Net proceeds from disposition of assets	700	2,770
Net cash used for investing activities	(71,830)	(85,690)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance costs	-	79,040
Proceeds from borrowings on term loan facilities	106,420	69,530
Repayments of borrowings on term loan facilities	(104,830)	(69,150)
Proceeds from borrowings on revolving credit and accounts receivable facilities	475,890	412,900
Repayments of borrowings on revolving credit and accounts receivable facilities	(418,900)	(412,900)
Retirement of 9¾% senior secured notes	-	(50,000)
Senior secured notes redemption premium and debt financing fees	-	(4,880)
Distributions to noncontrolling interests	(1,350)	(410)
Proceeds from contingent consideration related to disposition of businesses	1,030	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(3,760)	(990)
Proceeds from exercise of stock options	860	5,660
Excess tax benefits from stock based compensation	1,180	2,130
Net cash provided by financing activities	56,540	30,930
Cash and Cash Equivalents:		
Decrease for the period	(1,750)	(59,640)
At beginning of period	20,580	88,920
At end of period	$ 18,830	$ 29,280
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 8,280	$ 17,790
Cash paid for taxes	$ 13,830	$ 13,840

TRIMAS CORPORATION

28

Company and Business Segment Financial Information

(Unaudited, dollars in thousands)

	Three months ended June 30, 2013	Three months ended June 30, 2012	Six months ended June 30, 2013	Six months ended June 30, 2012
Packaging				
Net sales	$ 78,640	$ 70,700	$ 152,990	$ 125,010
Operating profit	$ 19,600	$ 16,570	$ 34,230	$ 26,460
Energy				
Net sales	$ 58,820	$ 47,170	$ 113,740	$ 97,760
Operating profit	$ 5,210	$ 4,350	$ 11,080	$ 10,740
Aerospace & Defense				
Net sales	$ 23,740	$ 19,330	$ 44,710	$ 37,190
Operating profit	$ 5,520	$ 4,820	$ 9,270	$ 9,680
Engineered Components				
Net sales	$ 50,020	$ 52,620	$ 96,290	$ 102,300
Operating profit	$ 5,890	$ 8,600	$ 11,590	$ 16,310
Cequent APEA				
Net sales	$ 38,290	$ 28,550	$ 70,380	$ 56,750
Operating profit	$ 2,550	$ 2,010	$ 5,730	$ 5,050
Special Items to consider in evaluating operating profit:				
- Severance and business restructuring costs	$ -	$ 1,560	$ -	$ 2,280
Excluding Special Items, operating profit would have been	$ 2,550	$ 3,570	$ 5,730	$ 7,330
Cequent Americas				
Net sales	$ 128,520	$ 120,060	$ 237,700	$ 216,990
Operating profit	$ 12,890	$ 15,500	$ 13,590	$ 19,660
Special Items to consider in evaluating operating profit:				
- Severance and business restructuring costs	$ 1,960	$ 1,390	$ 7,790	$ 2,340
Excluding Special Items, operating profit would have been	$ 14,850	$ 16,890	$ 21,380	$ 22,000
Corporate Expenses				
Operating loss	$ (10,020)	$ (8,650)	$ (20,110)	$ (15,960)
Total Company				
Net sales	$ 378,030	$ 338,430	$ 715,810	$ 636,000
Operating profit	$ 41,640	$ 43,200	$ 65,380	$ 71,940
Total Special Items to consider in evaluating operating profit	$ 1,960	$ 2,950	$ 7,790	$ 4,620
Excluding Special Items, operating profit would have been	$ 43,600	$ 46,150	$ 73,170	$ 76,560

TRIMAS CORPORATION

29

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30, 2013	Three months ended June 30, 2012	Six months ended June 30, 2013	Six months ended June 30, 2012
Income from continuing operations, as reported	$ 27,100	$ 17,170	$ 41,140	$ 29,420
Less: Net income attributable to noncontrolling interests	910	510	1,770	270
Income from continuing operations attributable to TriMas Corporation	26,190	16,660	39,370	29,150
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	1,390	1,980	5,590	3,100
Debt extinguishment costs	-	4,400	-	4,400
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 27,580	$ 23,040	$ 44,960	$ 36,650

	Three months ended June 30, 2013	Three months ended June 30, 2012	Six months ended June 30, 2013	Six months ended June 30, 2012
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.65	$ 0.44	$ 0.99	$ 0.80
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	0.04	0.05	0.14	0.09
Debt extinguishment costs	-	0.12	-	0.12
Excluding Special Items, EPS from continuing operations would have been	$ 0.69	$ 0.61	$ 1.13	$ 1.01
Weighted-average shares outstanding for the three and six months ended June 30, 2013 and 2012	39,886,593	37,694,221	39,790,349	36,421,387

	Three months ended June 30, 2013	Three months ended June 30, 2012	Six months ended June 30, 2013	Six months ended June 30, 2012
Operating profit (excluding Special Items)	$ 43,600	$ 46,150	$ 73,170	$ 76,560
Corporate expenses	10,020	8,650	20,110	15,960
Segment operating profit (excluding Special Items)	$ 53,620	$ 54,800	$ 93,280	$ 92,520
Segment operating profit margin (excluding Special Items)	14.2%	16.2%	13.0%	14.5%

TRIMAS CORPORATION

30

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the twelve months ended June 30, 2013	$	44,800
Net income attributable to partially-owned subsidiaries		3,910
Interest expense, net (as defined)		25,580
Income tax expense		5,090
Depreciation and amortization		47,790
Non-cash compensation expense		10,520
Other non-cash expenses or losses		2,240
Non-recurring expenses or costs in connection with acquisition integration		530
Debt extinguishment costs		40,250
Non-recurring expenses or costs for cost saving projects		13,100
Permitted acquisitions		4,670
EBITDA of partially-owned subsidiaries attributable to noncontrolling interest		(5,440)
Bank EBITDA - LTM Ended June 30, 2013 [1]	$	193,040

[1] As defined in the Credit Agreement dated October 11, 2012.

TRIMAS CORPORATION

31